UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 7, 2015
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)
243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916 (HJB). Further information about the bankruptcy process is available at the Claims Agent’s website at www.kccllc.net/gtat.
Item 7.01. Regulation FD Disclosure.
As previously disclosed, on July 27, 2015 the Company, together with certain of its subsidiaries as guarantors, entered into a senior secured superpriority debtor-in-possession credit agreement with a group of lenders and Cantor Fitzgerald Securities as administrative agent (the “DIP Credit Facility”). The DIP Credit Facility consists of term loans in an initial aggregate principal amount of $95 million.
Cleansing Material
On September 9, 2015 and November 6, 2015, the Company entered into confidentiality agreements (the “Confidentiality Agreements”) with certain of the Company’s lenders under the DIP Credit Facility (collectively, the “Restricted Parties”) relating to a potential restructuring or refinancing transaction involving the Company (a “Possible Transaction”). Under the Confidentiality Agreements, the Company engaged the Restricted Parties in discussions regarding a Possible Transaction, and provided them with certain confidential information concerning the Company.
The Company agreed under the Confidentiality Agreements to disclose publicly certain information disclosed to the Restricted Parties under the Confidentiality Agreements after a specified period of time if certain conditions were met. Specifically, under the Confidentiality Agreements, the Company is obligated to make public a document (a “Cleansing Document”) containing information that constitutes material non-public information. This Current Report on Form 8‑K (this “Current Report”) constitutes a Cleansing Document that satisfies the Company’s disclosure obligations under the Confidentiality Agreements. Certain material non-public information hereby disclosed is summarized below:

•
The Company has continued to pursue a variety of original equipment manufacturers and companies in their supply chain in connection with its ASF sapphire growth furnace business. The Company’s strategy is not dependent on a particular original equipment manufacturer.

•
The Company does not believe the change in its senior management, which was previously reported on the Company’s Current Report on Form 8‑K filed on August 10, 2015, will have a material adverse effect on its ability to sell its ASF sapphire growth furnaces (“ASFs”), to the extent there is any demand for such ASFs.

•	The Company owns its headquarters building in Merrimack, New Hampshire, and is evaluating opportunities to monetize such building.

•
Recent cost reductions have decreased the Company’s overhead costs by approximately $25 million, of which the majority is related to decreased headcount. Such cost savings are more particularly described in the cash expense reductions summary furnished as Exhibit 99.1 hereto.

•	The estimated scrap metal value of the Company’s ASFs is less than $2,000 per furnace.

•
During the Company’s third calendar quarter in 2015, the costs of storing and relocating the Company’s ASFs were expected to be approximately $5.2 million in 2016, of which $0.8 million related to relocation costs and $4.4 million related to warehousing costs, and the Company did not expect to incur relocation costs after 2016. These statements represent forecasts as of the time they were made, and have not been revised to reflect any changes that may have taken place between such time and the filing of this Current Report on Form 8-K. In addition, as a result of the Amended Terms of Resolution of Apple Claims and Mesa Lease Issues dated November 26, 2015 (the “Amended Settlement Agreement”), the Company believes that these forecasts are no longer material. The Amended Settlement Agreement is more particularly described in the Company’s Current Report on Form 8-K filed on December 2, 2015.

•	The Company is not aware of any market demand for using ASFs for any purpose other than making sapphire.

•
The Company plans to sell all of the assets in its Mesa facility other than its ASFs (the “non-core assets”) by its first quarter in 2016. As of October 30, 2015, the Company reduced its estimate of expected proceeds from such sale from $30 million, as forecast in the Company’s Current Report on Form 8‑K filed on July 7, 2015 (the “July 7, 2015 Form 8‑K”), to $18 million, which reduction is primarily attributable to (i) a reduction in the expected proceeds from the sale of the Company’s Meyer Berger equipment of at least $5 million resulting from the withdrawal of an offer the Company was unable to accept due to New Hampshire bankruptcy court rules and (ii) a reduction in expected proceeds from raw sapphire materials of at least $4 million due to current market conditions and concerns regarding melt stock sourced from a certain Chinese supplier. In addition, the projections in the July 7, 2015 Form 8‑K excluded the impact of the May 26, 2015 fire that took place at the Mesa facility (the “Mesa fire”), as the Company expected at the time that any impact of the fire on proceeds from the sale of the non-core assets would be offset by insurance proceeds. While the Company’s discussions with the applicable insurance provider are ongoing, there is no guaranty that such insurance proceeds will be sufficient to completely offset the losses caused by such fire. The Company intends, and continues to explore opportunities, to monetize its non-core assets prior to vacating the Mesa facility in December 2015, though the Company’s forecasts for September 2015, reported in the July 7, 2015 Form 8‑K, reflect the sale of only some of such assets. Any non-core assets that have not been monetized prior to vacating the Mesa Facility will be abandoned or moved out of the Mesa Facility.

•	The Debtors remain subject to unsecured claims in the following estimated amounts:

GT Advanced Technologies Inc.:	$435-$620 million
GTAT Corporation:	$90-$270 million
GT Advanced Technologies Limited:	$70-$100 million
Others:	Immaterial
Total:	$595-$990 million

•
Of the $60-$80 million estimated net orderly liquidation value of the Company’s non-core assets reported in the Company’s Current Report on Form 8‑K filed on March 3, 2015, approximately $25 million gross orderly liquidation value has been sold, damaged in the Mesa fire or used in the ordinary course of business. In addition, as of October 30, 2015, approximately $18 million gross orderly liquidation value was forecast to be sold by December 15, 2015. The remaining non-core assets were estimated to have a $30-$35 million net orderly liquidation value, of which approximately $9 million is located at the Mesa facility and includes primarily sapphire melt stock and diamond wire saws.

•	As of October 2, 2015, the Company had received $926,000 of proceeds from non-core asset sales since the closing of the DIP Credit Facility on July 27, 2015.

•
The Company has been notified by the IRS that it wishes to conduct an audit of the Company’s 2013 and 2014 tax years. The Company is not aware of any regulation or procedure that would cause a delay in receiving the $24 million tax refund the Company expects to receive in the near future, nor has the Company been advised by the IRS that such refund will not be processed before year end. However, because of an unusual combination of circumstances, including the Company’s Chapter 11 Case, the impact of the audit on the timing of the refund, if any, is currently unknown. Given the losses incurred by the Company in 2013 and 2014, the Company does not believe the audit will have any effect on the amount of the refund it is ultimately entitled to. The Company believes that all tax positions taken in its tax returns filed for 2013 and 2014 were appropriate and reasonable.

In addition, in connection with a Possible Transaction, the Restricted Parties were provided the following materials, which were not previously disclosed publicly, and which are furnished as exhibits hereto:

•	Redacted version of the September 2015 business plan update presentation (furnished as Exhibit 99.2 hereto);

•	August 2015 Summary Conclusions with Respect to Certain Inter-Debtor Matters (furnished as Exhibit 99.3 hereto);

•	October 2015 Presentation regarding the latest offer in connection with the non-core assets (furnished as Exhibit 99.4 hereto);

•	Redacted version of the October 2015 business plan update presentation (furnished as Exhibit 99.5 hereto);

•	November 2015 13-week statement of actual and forecast cash flows (furnished as Exhibit 99.6 hereto);

•	March 2015 presentation regarding the Waaree Corporation independent contractor agreement (furnished as Exhibit 99.7 hereto);

•	Analysis of ASF Throughput, dated September 24, 2015 (furnished as Exhibit 99.8 hereto); and
The foregoing summary and the exhibits related thereto contain unaudited financial information which has not been reviewed by independent accountants. Such information was not prepared and is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”) or Securities and Exchange Commission (the “SEC”) regulations. The Company cautions investors and potential investors not to place undue reliance upon such information.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report contains certain forward-looking information, including but not limited to the Company’s belief that the change in its senior management will not have a material adverse effect on its ability to sell its ASFs, the Company’s expected storage and relocation costs, the anticipated sale of the non-core assets by the end of the Company’s first quarter in 2016 and the anticipated gross orderly liquidation value expected to be realized by January 2016. The forward-looking statements are not a guarantee of performance and these statements involve certain risks and uncertainties that may be beyond the Company’s control and may cause actual future results to differ materially from our current expectations. Statements of management’s expectations are based on current assumptions and expectations.  No assurance can be made that these events will come to fruition. Factors that could affect our results include, but are not limited to: (i) market demand for the Company’s equipment , (ii) the ability of the Company and its subsidiaries to continue as a going concern, (iii) the ability of the Company to adhere to the terms of the DIP Credit Facility, (iv) the timing and receipt of the tax refund that the Company is projecting, as well as the amount of such refund;,(v) the ability of the Company and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (vi) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases, and (vii) the effects of the bankruptcy filing on the Company and its subsidiaries and the interests of various creditors, equity holders and other constituents. Other factors that may cause actual events to differ materially from those expressed or implied by the forward-looking statements and various other risks are outlined in GT Advanced Technologies Inc.’s filings with the Securities and Exchange Commission, including (but not limited to) the statements under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2014 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. All forward looking statements should be evaluated in light of these important factors. Such statements represent GT Advanced Technologies Inc.’s expectations and beliefs as of the date they were made. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Cash Expense Reductions
99.2	September 2015 Business Plan Update Presentation (redacted)
99.3	August 2015 Summary Conclusions with Respect to Certain Inter-Debtor Matters
99.4	October 2015 Presentation Regarding Offer for Non-Core Assets
99.5	October 2015 Business Plan Update Presentation (redacted)
99.6	November 2015 13-Week Statement of Actual and Forecast Cash Flows
99.7	March 2015 Presentation Regarding the Waaree Corporation Independent Contractor Agreement
99.8	September 24, 2015 Analysis of ASF Throughput

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: December 7, 2015
/s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary
EXHIBIT INDEX

Exhibit No.	Description
99.1	Cash Expense Reductions
99.2	September 2015 Business Plan Update Presentation (redacted)
99.3	August 2015 Summary Conclusions with Respect to Certain Inter-Debtor Matters
99.4	October 2015 Presentation Regarding Offer for Non-Core Assets
99.5	October 2015 Business Plan Update Presentation (redacted)
99.6	November 2015 13-Week Statement of Actual and Forecast Cash Flows
99.7	March 2015 Presentation Regarding the Waaree Corporation Independent Contractor Agreement
99.8	September 24, 2015 Analysis of ASF Throughput